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                                                                    Exhibit 23.4

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-4 of our report dated February 19, 1998 appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. and subsidiaries for the year ended January 30, 1998 and to the reference to us under the headings "Summary - The Merger - Conditions to the Merger", "Selected Pro Forma and Historical Financial Data", and "Experts" in the Proxy/Prospectus, which is part of this Registration Statement.

Charlotte, North Carolina
February 17, 1999

/s/ Deloitte & Touche LLP


Charlotte, North Carolina
February 17, 1999